UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2009
PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pike Way Mount Airy, NC	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2009, Pike Electric Corporation (the “Company”) and its wholly-owned subsidiary, Pike Electric, Inc. (“Pike Electric”), entered into an amended and restated employment agreement (the “Employment Agreement”) with each of the following current senior officers of the Company: Anthony K. Slater, Audie G. Simmons, James R. Fox, and Jimmy R. Hicks (each, an “Executive”).
The Employment Agreement amends and restates the previous employment agreement of each Executive with Pike Electric (the “Previous Agreement”). The material terms of the Employment Agreement are summarized below and are substantially similar to those of the Previous Agreement. The primary differences between the two agreements are the Employment Agreement’s additional Executive covenants upon termination of employment, indemnification of the Executive by the Company, and that the Company is the employer rather than Pike Electric. The Employment Agreement is terminable by the Company or an Executive at any time for any reason, subject to certain severance and other obligations discussed below. The severance payments and other benefits provided for under the Employment Agreement are on the same terms as those that were provided for under the Previous Agreement.
The Employment Agreement provides an Executive will be (i) paid a base salary determined by the Company’s board of directors (the “Board”), which initially will be the base salary paid by Pike Electric to such Executive prior to executing the Employment Agreement, (ii) eligible to receive bonuses and awards of equity and non-equity compensation and to participate in compensation plans of the Company in accordance with any plan or decision of the Board, (iii) paid or reimbursed for business expenses, and (iv) entitled to participate in other employment benefits generally available to other executives of the Company.
The Employment Agreement contains provisions regarding termination of employment and any related severance obligations. If the Company terminates an Executive’s employment for Cause or if an Executive resigns without Good Reason (as each term is defined in the Employment Agreement), the Company will pay the Executive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation to the Executive. If an Executive’s employment terminates due to his death or Disability (as defined in the Employment Agreement), the Executive or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and the Company will have no further obligation under the employment agreement to such Executive. If an Executive is terminated for any reason other than death, Disability or Cause, or if an Executive resigns with Good Reason, the Executive will be entitled to (i) cash severance payments equal to 12 months of the Executive’s annual base salary at the time of termination, payable in equal monthly installments, and (ii) continuation of the Executive’s medical and health insurance benefits for a period equal to the lesser of 12 months or until the Executive is entitled to such benefits under another party’s benefit plan. The foregoing severance benefits are subject to an Executive entering into and not revoking a release of claims in favor of the Company and its affiliated entities. The severance benefits payable upon termination with Good Reason or for any reason other than death, Disability or Cause also are subject to the Executive abiding by certain restrictive covenants, which are described below.

Each Executive is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants. Pursuant to the Employment Agreement, each Executive has agreed to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers or employees for the twelve months immediately following termination of employment. At the Company’s election, this period may be extended for an additional twelve months (for a total period of twenty-four months), in consideration for the Company extending the severance benefits payable to the Executive, if the Executive were to have resigned with Good Reason, for the duration of such additional period. Under the Employment Agreement, each Executive also has agreed upon termination of employment to resign from all positions with the Company and its affiliated entities, not to disparage them, to provide litigation support to them, and to return all of their property to the Company.
The Employment Agreement also provides that the Company will indemnify and hold harmless an Executive if the Executive is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to the Executive’s service as an officer, employee or agent of the Company or in a similar capacity for another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that the Executive acted in good faith and in a manner the director reasonably believed to be in the best interests of the Company. The Employment Agreement requires the Company to advance the expenses incurred by an Executive in defending against any such proceeding; however, the Executive must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that the Executive is not entitled to be indemnified. The rights of the Executive to indemnification under the Employment Agreement are not exclusive and are in addition to their rights under the Company’s certificate of incorporation and by-laws and under applicable law.
The foregoing summary does not constitute a complete summary of the Employment Agreement and is qualified in its entirety by reference to the complete text of the Employment Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.		Exhibit Description

10.1	*	Form of Employment Agreement between Pike Electric Corporation and its Executives

*	Indicates a management contract or compensatory plan or arrangement.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION
Date: June 12, 2009	By:	/s/ James R. Fox
		Name:	James R. Fox
		Title:	General Counsel, Chief Risk Officer and Corporate Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
June 12, 2009	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.		Exhibit Description

10.1	*	Form of Employment Agreement between Pike Electric Corporation and its Executives

*	Indicates a management contract or compensatory plan or arrangement.